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                                                                     EXHIBIT 4.3

                                 AMENDMENT NO. 3
                                     TO THE
                              BOWATER INCORPORATED
                        SALARIED EMPLOYEES' SAVINGS PLAN

         Effective as of the date specified herein, the Bowater Incorporated Salaried Employees' Savings Plan, as amended and restated effective January 1, 1997 (the "Plan"), is hereby further amended as follows:

1.   Paragraph (a) of Section 15.03 is amended to read as follows:

               "(a)   The Actual Deferral Percentage for all Highly Compensated
         Employees for the Plan Year shall not exceed the greater of:

                      (i) 125% of the Actual Deferral Percentage for all non-Highly Compensated Employees, or

                      (ii) The lesser of (i) two times the Actual Deferral Percentage for all non-Highly Compensated Employees or (ii) the Actual Deferral Percentage for all non-Highly Compensated Employees plus two percentage points.

     The Actual Deferral Percentage for non-Highly Compensated Employees shall be determined on the basis of the preceding Plan Year (except that for Plan Years beginning before January 1, 1999, the Actual Deferral Percentage for all non-Highly Compensated Employees shall be based on the current Plan
     Year), unless the Company elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury by issued determination, ruling or regulation."

2.   Paragraph (a) of Section 15.04 is amended to read as follows:

               "(a)   The Actual Contribution Percentage for all Highly
         Compensated Employees for the Plan Year shall not exceed the greater of:

                      (1) 125% of the Actual Contribution Percentage for all non-Highly Compensated Employees, or

                      (2) The lesser of (i) two times the Actual Contribution Percentage for all non-Highly Compensated Employees or (ii) the Actual Contribution Percentage for all non-Highly Compensated Employees plus two percentage points.



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         The Actual Contribution Percentage for non-Highly Compensated Employees
         shall be determined on the basis of the preceding Plan Year (except that for Plan Years beginning before January 1, 1999, the Actual Contribution Percentage for all non-Highly Compensated Employees shall be based on the current Plan Year), unless the Company elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury by issued determination, ruling or regulation."

                                     * * *

         IN WITNESS WHEREOF, Bowater Incorporated has caused this Amendment No. 3 to the Plan to be executed by its duly designated officers on the 15th day of October, 1999.


                                        BOWATER INCORPORATED

                                        By: /s/ JAMES T. WRIGHT
                                           -----------------------------------
                                           James T. Wright

                                        Its: Vice President -- Human Resources
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